UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

MICROPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	000-55382	06-0710848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

(203) 866-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on January 21, 2016, Microphase Instruments, LLC (the “Purchaser”), a wholly-owned subsidiary of Microphase Corporation (the “Company”), entered into a Purchase Agreement (the "Purchase Agreement") with Dynamac, Inc. (“Seller”), pursuant to which the Company acquired from the Seller certain assets (the “Assets”) comprised of proprietary radio frequency (RF) and microwave test and measurement products, together with certain corresponding intellectual property, for an aggregate purchase price of $2,500,000.

Effective November 2, 2016, the Purchaser, the Seller and the Company entered into an Amendment to Purchase Agreement (the “Amendment”). Pursuant to the Amendment, among other things, the Purchaser agreed that the Assets would not be assigned and transferred to the Purchaser until such time as the Purchaser has delivered to the Seller the entire purchase price owed pursuant to the Amendment and the Seller agreed that the first installment of such purchase price, in the amount of $559,000, would not be due until November 22, 2016, with subsequent payments due and payable as follows: (i) remaining balance of $1,500,000 shall be due and payable to the Seller within 10 days of the closing of an initial public offering (“IPO”) of common stock of the Company (the “Offering Payment”); or (ii) if the IPO is delayed or does not close, the Purchaser shall continue to make the remaining three payments of $550,000 each according to the payment schedule contained in the Purchase Agreement. As further consideration, the Company will issue to the Seller 300,000 shares of restricted common stock of the Company.

The foregoing description of the Purchase Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities issued pursuant to the Amendment were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this shareholder had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the following exhibit index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Purchase Agreement entered into January 21, 2016, by and between Microphase Instruments, LLC and Dynamac, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2016)

10.2	Amendment to Purchase Agreement by and among Microphase Instruments, LLC, Dynamac, Inc. and Microphase Corporation, dated as of November 2, 2016*

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPHASE CORPORATION

Date: November 8, 2016	By:	/s/ Necdet Ergul
Necdet Ergul Chief Executive Officer